Exhibit 99.1

[LETTERHEAD OF FIRST NATIONAL CORPORATION]

FOR IMMEDIATE RELEASE

Contact:  Harry S. Smith

February 25, 2003

(540) 465-9121

First National Corporation Announces Stock Buyback

STRASBURG, VA – First National Corporation (OTCBB:FXNC) announced today that the company has repurchased 59,000 shares of its common stock.  The company now has 731,031 issued and outstanding shares of common stock.  The repurchased shares will be held as unissued stock and will be available for general corporate purposes.

“This stock repurchase is another step that management is taking to increase shareholder value,” stated Harry S. Smith, President and C.E.O. of First National.  “We believe that this is a prudent use of the company’s capital.”

First National Corporation, headquartered in Strasburg, Virginia, is the holding company for First Bank and has assets of approximately $300 million.  First Bank, a local community bank, began operations in 1907 as The Peoples National Bank of Strasburg, has nine offices in Winchester, Strasburg, Woodstock, and Front Royal, Virginia.

First National Corporation cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.